Exhibit (d)(1)

AMENDMENT NO. 16 DATED MARCH 14, 2012 TO THE PROSHARES TRUST

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN

PROSHARES TRUST AND PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

As of March 14, 2012

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:(1)

Fee	Portfolio’s Average Daily Net Asset Level
75 basis points	First $6.0 billion
70 basis points	Next $4.0 billion
65 basis points	Thereafter

NAME OF PORTFOLIO

ProShares Ultra S&P500

ProShares Ultra MidCap400

ProShares Ultra Dow30

ProShares Ultra QQQ

ProShares Ultra Russell1000 Value

ProShares Ultra Russell1000 Growth

ProShares Ultra Russell MidCap Value

ProShares Ultra Russell MidCap Growth

ProShares Ultra Russell2000 Value

ProShares Ultra Russell2000 Growth

ProShares Ultra Basic Materials

ProShares Ultra Biotechnology

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Oil & Gas

ProShares Ultra Precious Metals

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Telecommunications (2)

ProShares Ultra Utilities

ProShares Ultra Russell1000

ProShares Ultra Russell MidCap

ProShares Ultra Russell2000

(1)	All fees are computed daily and paid monthly
(2)	Index: Dow Jones U.S. Telecommunications Index
(3)	Index: Dow Jones U.S. Select Telecommunications Index

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NAME OF PORTFOLIO

ProShares Ultra SmallCap600

ProShares Ultra S&P Retail

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Emerging Markets

ProShares Ultra MSCI EAFE

ProShares Ultra NASDAQ Biotechnology

ProShares Ultra Telecommunications (3)

ProShares Ultra FTSE China 25

ProShares Ultra 3-7 Year Treasury

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra Investment Grade Corporate

ProShares Ultra TIPS

ProShares Ultra NASDAQ Composite

ProShares Ultra Aggregate Bond

ProShares Ultra DJ Wilshire Total Market

ProShares Ultra Russell3000

ProShares Ultra MSCI Pacific ex-Japan

ProShares Ultra MSCI Latin America

ProShares Ultra MSCI Europe

ProShares Ultra MSCI BRIC

ProShares Ultra S&P Europe 350

ProShares Ultra MSCI Brazil

ProShares Ultra MSCI Canada

ProShares Ultra MSCI South Korea

ProShares Ultra MSCI Taiwan

ProShares Ultra MSCI Australia

ProShares Ultra MSCI Hong Kong

ProShares Ultra MSCI Mexico Investable Market

ProShares Ultra KBW Regional Banking

ProShares Ultra Gold Miners

ProShares Short S&P500

ProShares Short MidCap400

ProShares Short Dow30

ProShares Short QQQ

ProShares Short Russell2000

ProShares Short SmallCap600

ProShares Short Russell1000

ProShares Short Russell1000 Value

ProShares Short Russell1000 Growth

ProShares Short Russell MidCap Value

ProShares Short Russell MidCap Growth

ProShares Short Russell2000 Value

ProShares Short Russell2000 Growth

ProShares Short Basic Materials

ProShares Short Biotechnology

ProShares Short Consumer Goods

(1)	All fees are computed daily and paid monthly
(2)	Index: Dow Jones U.S. Telecommunications Index
(3)	Index: Dow Jones U.S. Select Telecommunications Index

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NAME OF PORTFOLIO

ProShares Short Consumer Services

ProShares Short Financials

ProShares Short Health Care

ProShares Short Industrials

ProShares Short Oil & Gas

ProShares Short Precious Metals

ProShares Short Real Estate

ProShares Short Semiconductors

ProShares Short Technology

ProShares Short Telecommunications (2)

ProShares Short Telecommunications (3)

ProShares Short Utilities

ProShares Short NASDAQ Biotechnology

ProShares Short Russell MidCap

ProShares Short S&P Retail

ProShares Short MSCI Japan

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares Short 3-7 Year Treasury

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short Investment Grade Corporate

ProShares Short TIPS

ProShares Short NASDAQ Composite

ProShares Short Aggregate Bond

ProShares Short DJ Wilshire Total Market

ProShares Short Russell3000

ProShares Short MSCI Pacific ex-Japan

ProShares Short MSCI Latin America

ProShares Short MSCI Europe

ProShares Short MSCI BRIC

ProShares Short S&P Europe 350

ProShares Short MSCI Brazil

ProShares Short MSCI Canada

ProShares Short MSCI South Korea

ProShares Short MSCI Taiwan

ProShares Short MSCI Australia

ProShares Short MSCI Hong Kong

ProShares Short MSCI Mexico Investable Market

ProShares Short KBW Regional Banking

ProShares Short FTSE China 25

ProShares Short Gold Miners

ProShares UltraShort S&P500

ProShares UltraShort MidCap400

ProShares UltraShort Dow30

ProShares UltraShort QQQ

ProShares UltraShort Russell1000

(1)	All fees are computed daily and paid monthly
(2)	Index: Dow Jones U.S. Telecommunications Index
(3)	Index: Dow Jones U.S. Select Telecommunications Index

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NAME OF PORTFOLIO

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Russell1000 Value

ProShares UltraShort Russell1000 Growth

ProShares UltraShort Russell MidCap Value

ProShares UltraShort Russell MidCap Growth

ProShares UltraShort Russell2000 Value

ProShares UltraShort Russell2000 Growth

ProShares UltraShort Basic Materials

ProShares UltraShort Biotechnology

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Oil & Gas

ProShares UltraShort Precious Metals

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Telecommunications (2)

ProShares UltraShort Utilities

ProShares UltraShort Russell MidCap

ProShares UltraShort S&P Retail

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI EAFE

ProShares UltraShort NASDAQ Biotechnology

ProShares UltraShort Telecommunications (3)

ProShares UltraShort FTSE China 25

ProShares UltraShort 3-7 Year Treasury

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort High Yield

ProShares UltraShort Investment Grade Corporate

ProShares UltraShort TIPS

ProShares UltraShort NASDAQ Composite

ProShares UltraShort Aggregate Bond

ProShares UltraShort DJ Wilshire Total Market

ProShares UltraShort Russell3000

ProShares UltraShort MSCI Pacific ex-Japan

ProShares UltraShort MSCI Latin America

ProShares UltraShort MSCI Europe

ProShares UltraShort MSCI BRIC

ProShares UltraShort S&P Europe 350

ProShares UltraShort MSCI Brazil

ProShares UltraShort MSCI Canada

ProShares UltraShort MSCI South Korea

(1)	All fees are computed daily and paid monthly
(2)	Index: Dow Jones U.S. Telecommunications Index
(3)	Index: Dow Jones U.S. Select Telecommunications Index

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NAME OF PORTFOLIO

ProShares UltraShort MSCI Taiwan

ProShares UltraShort MSCI Australia

ProShares UltraShort MSCI Hong Kong

ProShares UltraShort MSCI Mexico Investable Market

ProShares UltraShort KBW Regional Banking

ProShares UltraShort Gold Miners

ProShares UltraPro S&P500

ProShares UltraPro QQQ

ProShares UltraPro Dow30

ProShares UltraPro Russell2000

ProShares UltraPro MidCap 400

ProShares UltraPro MSCI EAFE

ProShares UltraPro 3-7 Year Treasury

ProShares UltraPro 7-10 Year Treasury

ProShares UltraPro 20+ Year Treasury

ProShares UltraPro MSCI Emerging Markets

ProShares UltraPro Financials

ProShares UltraPro Oil & Gas

[Portions of this schedule have been redacted]

ProShares UltraPro Short S&P500

ProShares UltraPro Short QQQ

ProShares UltraPro Short Dow30

ProShares UltraPro Short Russell2000

ProShares UltraPro Short MidCap400

ProShares UltraPro Short MSCI EAFE

ProShares UltraPro Short 3-7 Year Treasury

ProShares UltraPro Short 7-10 Year Treasury

ProShares UltraPro Short 20+ Year Treasury

ProShares UltraPro Short MSCI Emerging Markets

ProShares UltraPro Short Financials

ProShares UltraPro Short Oil & Gas

[Portions of this schedule have been redacted]

ProShares Credit Suisse 130/30

ProShares RAFI Long/Short

ProShares Hedge Replication ETF

ProShares MSCI Latin America

ProShares MSCI EAFE – 15% Volatility

ProShares MSCI Emerging Markets – 15% Volatility

ProShares Russell 2000 – 15% Volatility

ProShares S&P Midcap 400 – 15% Volatility

ProShares NASDAQ 100 – 15% Volatility

ProShares Russell 1000 – 15% Volatility

ProShares Dow 30 – 15% Volatility

[Portions of this schedule have been redacted]

(1)	All fees are computed daily and paid monthly
(2)	Index: Dow Jones U.S. Telecommunications Index
(3)	Index: Dow Jones U.S. Select Telecommunications Index

Page | 5

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:(1)

NAME OF PORTFOLIO	COMPENSATION
(at annual rate expressed as a percentage of average daily net assets of each Fund) (1)
[Portions of this schedule have been redacted]
ProShares UltraPro 10 Year TIPS/TSY Spread	0.55%
ProShares UltraPro Short 10 Year TIPS/TSY Spread	0.55%
[Portions of this schedule have been redacted]
ProShares 30 Year TIPS/TSY Spread	0.55%
ProShares Short 30 Year TIPS/TSY Spread	0.55%
ProShares German Sovereign / Sub-Sovereign ETF	0.35%
ProShares Sovereign Fiscal Strength ETF	0.35%
ProShares USD Covered Bond	0.35%
[Portions of this schedule have been redacted]

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Louis M. Mayberg
	Michael L. Sapir		Louis M. Mayberg
	Chief Executive Officer		President

(1)	All fees are computed daily and paid monthly
(2)	Index: Dow Jones U.S. Telecommunications Index
(3)	Index: Dow Jones U.S. Select Telecommunications Index

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